SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(a)	Resignation of Jules Polak as a Director

On April 26, 2009 Jules Polak resigned as a director of Hotel Outsource Management International, Inc. (“HOMI”). This resignation shall take effect May 13, 2009. Mr. Polak is chairman of HOMI's audit committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

April 28, 2009		Hotel Outsource Management International, Inc.

	By:	/s/Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer